Exhibit 10.1

FILED by Macomb County Circuit Court	2016-003803-CR
5/22/2017	COLLETTE, ROSS VS. ALTERNATIVE FUEL TECHNOLOGIES I

STATE OF MICHIGAN

In the 16th Circuit Court, Macomb County

ROSS COLLETTE,	)
)
PLAINTIFF,	)	ORDER
)
vs.	)	CASE NO: 16-3803-CR
	)	HON: Carl J. Marlinga
ALTERNATIVE FUEL TECHNOLOGIES, INC.	)
)
a Corporation, and	)
DOES 1-20 Inclusive,	)
)
DEFENDANTS.	)

DEFAULT JUDGMENT

On the 22nd day of May, 2017 upon this Court's having reviewed the Plaintiff's Application for Default Judgment and this Order and having considered the matter.

IT IS ORDERED that:

1.              The Motion is GRANTED;

2.              The complaint is Dismissed as to DOES 1-20, inclusive. Alternative Fuel Technologies, Inc. and its assets of whatever kind and description, wherever located, and the legally recognized privileges (with regard to entities), of Defendant and all entities it owns or controls until the termination of this Order.

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3.              Tara Harvey ("Receiver'') is appointed as the exclusive Receiver over Defendant Alternative Technologies, Inc. and its property. Property shall mean all property of the Defendant, including but not limited to:

A.    All personal property of Defendant, wherever located, including all accounts; general intangibles, including but not limited to causes of action, whether known or unknown; all chattel paper, documents and instruments and rights to payment evidenced thereby; all inventory, all equipment and fixtures and accessions; all investment property; all deposit accounts; all securities; all letters of credit and letter of credit rights; all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing, including insurance proceeds payable by reason of loss or damage thereto in any form and wherever located. For purposes of this paragraph, all items not otherwise defined in this Order shall have the meanings accorded under Michigan law;

B.     All permits, licenses and other contracts pertaining to the operations of Defendant or its personal property;

C.     All books, records or documents whether in hard copy or electronic form (including email files and accounts) that in any way relate to the operations of Defendant;

D.    Any records relating to retirement, defined benefits, medical or insurance plans or programs maintained for the benefit of Defendant's employees, whether written or electronically recorded, and copies of all documents Defendant is legally obligated to retain;

E.     All bank accounts maintained by Defendant, including any operating accounts and/or security deposit accounts;

F.     All computers and computer files, computer hard drives, flash drives, jump drives, thumb drives, disks or other media containing electronically-stored information pertaining to Defendant's records of transactions and assets and liabilities, including email files along with passwords for such files, cellular phones and personal data assistants; client lists, account statements, financial and accounting documents, internet exchange servers, telephones, personal digital devices and other informational resources of or in possession of Defendant or issued by Defendant and in possession of any agent or employee of Defendant;

G.    All keys, security cards, parking cards and other access codes for premises, vehicles, safety deposit boxes or accounts or assets;

H.    All pre-paid accounts, tax refunds, professional or other retainers, escrow deposits and security deposit or any other deposit accounts.

4.              Defendant and its current or former officers, directors, members, employees, partners, trustees, agents, accountants, attorneys, stock transfer agents, representatives, and/or any entity controlled by Defendant are directed to cooperate with Receiver in the transition of the management of Defendant and performance of the duties and responsibilities of the Receiver by making themselves reasonably available to assist the Receiver as requested and shall make immediately available for turnover to the Receiver, if requested, all of their records concerning Defendant and its property so that the Receiver may adequately account for any revenue collected or owing through the date the Receiver is appointed, including but not limited to, all:

A.    All records evidencing Defendant's property;

B.     Existing or pending customer, supplier and contract bids, contracts, jobs, work orders, purchase orders, receivables, and sales data, and similar material, including communication and correspondence files;

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C.     Current aged accounts receivable/delinquency reports;

D.     Documents identifying and summarizing all pending litigation;

E.      Documents and data identifying or evidencing all liabilities of Defendant;

F.      Copies of all employee payroll records and employee files and applications to include numbers of employees on health or dental program coverage, gender and age of each employee;

G.     Documents, books, records and computer files concerning the operations, management and finances of Defendant;

H.     Documents, books, records and computer files concerning any retirement, defined benefits, medical, or insurance plans or programs maintained for the benefit of Defendant's employees;

I.      Documents supporting all entries in all publicly available financial statements and periodic reports of all material information of Defendant;

J.      Documents, books, records and electronically stored information relating or pertaining to Defendant's assets, liabilities and cash flow;

K.    'Documents, books, records and electronically stored information containing the lists of names, addresses, tax identification numbers and shares owned of Defendant's securities;

L.      Documents, books, record and electronic ally stored information reflecting all of Defendant's securities issued, securities transferred, and securities certificates cancelled or reported lost or stolen;

M.    All board of directors resolutions, majority shareholders consents to corporate action, all minutes of meetings of the board of directors and its committees and all minutes of meetings of shareholders;

N.     Such other records pertaining to the management of the property as may be reasonably requested by Receiver; and,

O.    All of the foregoing records in Paragraph 3 hereof being collectively referred to as "Receivership Records."

5.              The release of employee payroll records and files and any records and files related to any retirement, defined benefits, medical or insurance plans or programs maintained for the benefit of Defendant's employees to the Receiver is authorized by this Order.

6.              Immediately upon entry of this Order, Receiver has the sole authority to operate and wind-down Defendant.

7.              Defendant and any third-parties receiving notice of the Order shall surrender to Receiver all monies they currently or subsequently possess (and/or that is or becomes subject to their control) from revenue, profits, rents or income collected from the operations of the Defendant or Defendant's property, including any monies held in accounts maintained by Defendant at any financial institution.

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8.              Immediately upon entry of this Order, and continuing until termination of the Receivership, Receiver is authors to take any actions Receiver deems reasonable and appropriate to take possession of; to exercise fill control over, prevent waste of and to preserve, manage, maintain, secure, safeguard, liquidate and distribute the property of Defendant and to take such other actions as may be necessary and appropriate to take possession, exercise full control over, prevent waste, and to preserve, secure and safeguard the Receivership property, including taking possession of and copying, if necessary, all books, records, notes, memoranda, documents, loan documents, deeds, bills of sale, cancelled checks, check ledgers, calendar notes, diary notes, records, ledgers, electronically stored data, tape recordings, computer disks, or any other financial documents or financial information in whatever form belonging to Defendant that relate in any way ·to Defendant's business practices or finances or property. Without limiting the generality of the foregoing, Receiver shall:

A.     Take all action determined by Receiver to be necessary or appropriate to take possession, safeguard and preserve all tangible and intangible assets comprising the property of Defendant, Receivership records, and all licenses used in connection with the operation of the property;

B.     Collect all revenues, profits, income, rents and issues earned, paid to, recognized or realized by Defendant;

C.     Allow Plaintiff access to the Defendant's property at reasonable times to inspect the property and all books and records related thereto;

D.     Collect any unpaid or delinquent rents, revenues, issues, profits or other obligations owed to Defendant;

E.     Enforce, terminate and perform all contracts of Defendant, subject to Plaintiff's approval;

F.     Retain, hire or discharge employees of Defendant as necessary, subject to Plaintiff's approval;

G.     Pay all taxes, subject to Plaintiff's approval, and prepare, file and distribute any tax returns, forms or other documents as may be deemed necessary;

H.     Subject to Plaintiff's approval, manage, maintain and operate the Defendant, including without limitation, the payment from funds received as Receiver of all the following ("Operating Expenses"): (i) all ordinary and necessary operating expenses arising from the operation by Receiver of Defendant for the period after entry of this Order until termination of Receivership; (ii) all current real and personal property taxes and' assessments (and delinquent taxes, with the prior written consent of Plaintiff); (III) all premiums of insurance policies upon the property of Defendant for the term of the Receivership; and, (iv) any other expenses deemed necessary;

I.      Subject to Plaintiff's approval, have general power and authority to sue for and collect debts, demands and receivables belonging to Defendant and to compromise and settle such as are of doubtful value. Subject to Plaintiff's approval, Receiver may also defend, sue or undertake other judicial or non-judicial actions in the name of Defendant where it is necessary or proper for her to do so, including any action or proceeding involving Defendant under Title 11 of the United States Code, and to sue for and collect, recover receive and take into possession all goods, chattels, rights, credits, monies, effects, lands, books and records of accounts and other papers, and any other property;

J.      Have access to and control of any deposit accounts maintained by Defendant at any financial institution and this Order shall constitute a direction to any such financial institution to grant Receiver fill and complete access to all deposit accounts;

K.     Institute a claims procedure for all creditors of Defendant to submit proofs of any claims against the Receivership estate, publish or give direct or personal notice of such claims procedure to all creditors, seta bar date for their submission of any and all claims, determine whether to accept or reject any and all claims submitted and to set any objections to any claim determinations made by Receiver down for hearing before this Court;

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L.     Wind-down the affairs of Defendant, liquidate all of its assets and subject to Plaintiff's approval, distribute all proceeds and any other property to credits or other claimants as interests may lie;

M.    Have authority to open and close bank accounts or other depository accounts in the name of Receiver;

N.    Subject to Plaintiff's approval, have authority to abandon or dispose of any property or records that are not necessary for the administration of Receiver's duties or are burdensome to the Receivership;

O.    Manage, assist, and/or prepare necessary reports and make arrangements as required for any plan administrator to terminate remaining benefits plans;

P.    Subject to Plaintiff's approval, have authority to file a voluntary petition for relief under Title II of the United States Code on behalf of Defendant;

Q.    Subject to Plaintiff's approval,file additional petitions for appointments as Receiver in any jurisdictions where Defendant may or does have Property, in order to give full effect to the execution of her duties and powers granted by this Order; and,

R.    Subject to Plaintiff's approval, have authority to employ and pay such competent personnel or professionals as may be necessary to perform Receiver's duties or responsibilities under this Order, including but not limited to consultants, property managers, attorneys and accountants.

9.              Neither Plaintiff nor Receiver shall be liable for any claim, obligation, liability, action, cause of action, cost or expense of Defendant arising out of or relating to events or circumstances. occurring prior to this Order, including without limitation, any contingent or unliquidated obligations and any liability from the delivery of goods or the performance of services rendered by, to or on behalf of Defendant, and any liability to which Defendant is currently or may be ultimately exposed under any applicable laws pertaining to ownership, use or operation of Defendant's property and operation of Defendant's business ("Pre-Receivership Liabilities"). Neither Receiver nor the Plaintiff shall be obligated to advance any funds to pay any Pre Receivership Liabilities. Notwithstanding the foregoing, with eh prior written consent of Plaintiff, Receiver may pay Pre-Receivership Liabilities from Receivership property.

10.            Receiver shall file with this Court and serve on all parties who have filed appearances a final accounting within 30 days after termination of the Receivership.

11.            Receiver shall have the power to enter into, modify, extend, terminate and/or enforce contracts, agreements and leases in the ordinary course of business; provided, however, in so doing Receiver shall not concede, settle, compromise or pay any Pre-Receivership Liabilities except as otherwise provided herein.

12.            In addition to the other powers and authority granted in this Order, Receiver shall have the full authority and power to wind-down the affairs of Defendant and/or liquidate its real and personal property; provided, however, that Receiver shall be required to obtain the approval of Plaintiff to undertake certain actions otherwise set forth herein.

13. Receiver and its agents, employees and attorneys shall have no personal liability and they shall have no claim asserted against them relating to Receiver's duties under this Order.

14.            This Court shall retain jurisdiction over this action, Defendant, Defendant's property and the parties for the purpose of giving such other relief upon a proper showing as is consistent with this Order and justice.

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14.            Until further Order of this Court, Defendant, its agent and employees and all other persons with notice of this Order (other than Receiver) are restrained and enjoined from directly or indirectly transferring, encumbering, removing, expending, distributing, concealing, destroying, damaging, erasing, altering or discoing of or otherwise diminishing or causing harm to any of Defendant's property, any part of that property, any proceeds from operations of Defendant or use or sale of Defendant's property, including revenue, income and profits, or any documents relating in any way to Defendant's business practices or finances of the property of Defendant.· No security is required prior to issuance of this injunction and Receiver shall not be required to post a bond.

15.            Except by leave of this Court, and except with respect to Plaintiff's right to foreclose upon the property, during tendency of the Receivership, Defendant and all other persons, creditors and entities are stayed from taking any action to establish or enforce any claim, right, or interest for, against or on behalf of, in or in the name of Defendant, Receiver, Receivership assets, Defendant's property or the Receiver's duly authorized agent acting in their capacities as such, including but not limited to the following actions:

A.    Commencing, prosecuting, litigating or enforcing suit, except that the actions my be filed to toll any applicable statute of limitations;

B.    Accelerating the due date of any obligation or claimed obligation, enforcing any lien upon, or taking or attempting to take possession of, or retaining possession of property of Defendant, or attempting to foreclose, forfeit, alter or terminate any of Defendant's interest in Defendant's property, whether such acts are part of a judicial proceeding or otherwise;

C.    Using any self-help or executing or issuing or causing the execution or issuance of any court attachment, subpoena, replevin, execution or other process for the purpose of impounding or taking possession of or interfering with, or creating or enforcing a lien upon the property; and

D. Doing any act or thing to interfere with Receiver taking control, possession or management of the Defendant's property subject to the Receivership, or to in any way interfere with Receiver or the duties of Receiver, or to interfere with the exclusive jurisdiction of this Court over the Defendant's property.

E. John Docs 1-20 dismissed w/out prejudice. This judgment does not resolve the last pending claim nor close the case.

Dated: May 22, 2017

/s/ Carl J. Marlinga

Honorable Carl J. Marlinga

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FILED by Macomb County Circuit Court
7/18/2017

STATE OF MICHIGAN COUNTY OF MACOMB 16TH JUDICIAL: CIRCUIT COURT	ORDER OF DISMISSAL FOR NO PROGRESS AS TO REMAINING PARTIES ONLY		Case Number: 2016-003803-CR
Plaintiff Name: ROSS COLLETTE	V	Defendant Name: ALTERNATIVE FUEL TECHNOLOGIES INC et al
40 N. Main Mt. Clemens, Ml 48043		Phone: (586) 469-5133

Progress has not occurred as specified in the previous Notice of Intent to Dismiss.

IT IS ORDERED that this case is dismissed without prejudice as to the remaining parties:

ALTERNATIVE FUEL TECHNOLOGIES INC.

In divorce actions, any child support owed to the State on the date of this order is preserved.

Date: 7/18/17	CARL J. MARLINGA
Circuit Judge

ROSS COLLETTE

28325 UTICA ROAD

ROSEVILLE, Ml 48066

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FILED by Macomb County Circuit Court
7/18/2017

STATE OF MICHIGAN COUNTY OF MACOMB. 16TH JUDICIAl CIRCUIT COURT	ORDER OF DISMISSAL FOR NO PROGRESS AS TO REMAINING PARTIES ONLY		Case Number: 2016-003803-CR
Plaintiff Name: ROSS COLLETTE	V	Defendant Name: ALTERNATIVE FUEL TECHNOLOGIES INC et al
40 N. Main Mt. Clemens, Ml 48043		Phone: (586) 469-5133

Progress has not occurred as specified in the previous Notice of Intent to Dismiss.

IT IS ORDERED that this case is dismissed without prejudice as to the remaining parties:

ALTERNATIVE FUEL TECHNOLOGIES INC

In divorce actions, any child support owed to the State on the date of this order is preserved.

Date: 7/18/17	CARL J. MARLINGA
Circuit Judge

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